UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

As previously disclosed, on January 30, 2014, Atlantic Power Limited Partnership (“APLP”), a wholly-owned indirect subsidiary of Atlantic Power Corporation (the “Company”), launched the syndication of new senior credit facilities (the “Credit Facilities”). Certain information that will be provided to prospective lenders in connection with the launch of the syndication of the Credit Facilities is attached as Exhibit 99.1 and is incorporated by reference herein. No assurance can be provided that APLP will be successful in the syndication of the Credit Facilities or that APLP will be able to enter into and close the Credit Facilities, or if APLP is able to enter into the Credit Facilities, the timing of closing of the Credit Facilities. The information in this Item 7.01, including Exhibit 99.1, should be read in conjunction with the information contained in the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As also previously disclosed, APLP expects to make a distribution to the Company of proceeds from the Credit Facilities that will remain available after the application of proceeds for the other purposes previously disclosed. The Company may use such distributed proceeds for any corporate purpose, including, in the discretion of the Company, additional debt reduction. Such additional debt reduction may, taking into account available funds, market conditions and other relevant factors, include steps to repurchase or redeem, by means of a tender offer or otherwise, up to $150 million of the Company’s 9.0% senior unsecured notes due 2018 (the “9.0% Notes”). Pursuant to the indenture governing the 9.0% Notes, the 9.0% Notes are subject to redemption, at the option of the Company, in whole or in part, beginning on (i) November 15, 2014 at a redemption price of 104.5%, (ii) November 15, 2015 at a redemption price of 102.25% and (iii) November 15, 2016 at a redemption price of 100.0%, in each case plus accrued and unpaid interest, if any, on the 9.0% Notes. In addition, the Company may use any distributed proceeds from the Credit Facilities, together with cash on hand, to redeem the outstanding Cdn$46.0 million of the Company’s 6.50% convertible secured debentures due October 2014. The Company cannot provide any assurance regarding the use, if any, by the Company of any such distributed proceeds from the Credit Facilities.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing. The Company does not undertake any obligation to update the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Certain Information to be Provided to Prospective Lenders in Connection with the Launch of Syndication of the Credit Facilities

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: February 3, 2014	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Certain Information to be Provided to Prospective Lenders in Connection with the Launch of Syndication of the Credit Facilities

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